Exhibit 99

MORTGAGE SECURITIES AND LOANS COLLATERALIZING MORTGAGE SECURITIES

As of March 31, 2006

Table 1 – Summary of Securitizations (dollars in thousands)

		Loan Collateral
						Remaining
						Prepayment
						Penalty	Asset-Backed Bonds
						Period		Weighted
				Weighted		(in years)		Average	Estimated
Securitization	Issue	Original	Current	Average	Prepayment	for Loans w/	Remaining	Interest	Months
Trust	Date	Principal	Principal	Coupon	Penalty	Penalty	Principal	Rate	to Call

NMFT 2000-1	3/31/2000	$ 230,138	$ 14,074	10.3%	-	-	$ 13,169	5.86%	-
NMFT 2000-2	9/28/2000	339,688	18,210	10.4%	-	-	17,332	6.76%	-
NMFT 2001-1	3/31/2001	415,067	31,424	10.4%	-	-	30,670	5.60%	-
NMFT 2001-2	9/25/2001	800,033	72,962	9.9%	42%	0.15	69,542	5.63%	-
NMFT 2002-1	3/28/2002	499,998	56,329	9.3%	45%	0.35	53,512	5.24%	4
NMFT 2002-2	6/28/2002	310,000	38,400	9.6%	40%	0.41	36,288	5.23%	6
NMFT 2002-3	9/27/2002	750,003	104,158	8.7%	34%	0.46	100,408	5.21%	9
NMFT 2003-1	2/27/2003	1,300,141	236,522	8.1%	35%	0.57	219,966	6.12%	17
NMFT 2003-2	6/12/2003	1,499,998	308,802	7.9%	46%	0.72	290,052	5.93%	20
NMFT 2003-3	9/16/2003	1,499,374	388,929	7.6%	62%	0.92	366,429	5.78%	31
NMFT 2003-4	11/20/2003	1,499,732	386,166	8.1%	58%	0.87	368,166	5.81%	22
NMFT 2004-1	3/11/2004	1,750,000	551,791	8.5%	44%	0.66	529,041	5.50%	20
NMFT 2004-2	6/16/2004	1,399,999	605,114	7.5%	51%	0.66	579,914	5.43%	23
NMFT 2004-3	9/9/2004	2,199,995	1,074,028	7.7%	81%	0.78	1,030,028	5.49%	25
NMFT 2004-4	11/18/2004	2,500,000	1,317,204	7.6%	76%	0.65	1,285,955	5.43%	26
NMFT 2005-1	2/22/2005	2,100,000	1,357,177	7.6%	72%	0.79	1,330,928	5.24%	29
NMFT 2005-2	5/27/2005	1,799,992	1,383,746	7.7%	70%	0.99	1,374,746	5.19%	34
NMFT 2005-3	9/22/2005	2,499,983	2,192,036	7.5%	68%	1.13	2,124,536	5.14%	40
NMFT 2005-4	12/15/2005	1,599,999	1,520,343	7.9%	67%	1.29	1,456,290	5.10%	46
Total		$ 24,994,140	$ 11,657,415	7.8%	66%	0.90	$ 11,276,972	5.34%

MORTGAGE SECURITIES AND LOANS COLLATERALIZING MORTGAGE SECURITIES

As of March 31, 2006

Table 2 — Loans Collateralizing Mortgage Securities by FICO Score

(dollars in thousands)

FICO Score	Current Principal	Weighted Average Coupon	Original Weighted Average Loan-to-Value
FICO score not available	$ 9,542	9.8%	69.7%
540 and below	871,395	9.1%	78.1%
540 to 579	1,777,194	8.6%	79.6%
580 to 619	2,287,824	8.0%	82.0%
620 to 659	2,716,014	7.5%	82.1%
660 and above	3,995,446	7.2%	82.8%
	$ 11,657,415	7.8%	81.6%

Table 3 — Loans Collateralizing Mortgage Securities by Geographic Concentration

Percent of Current Principal

Collateral Location
California	18%
Florida	18%
Texas	5%
All other states	59%
Total	100%

Table 4 — Loans Collateralizing Mortgage Securities

Carrying Value of Loans by Product/Type (in thousands)

Product/Type
2-Year Fixed	$ 6,313,515
2-Year Fixed Interest-only	1,690,859
3-Year Fixed	379,164
3-Year Fixed Interest-only	96,604
5-Year Fixed	71,427
5-Year Fixed Interest-only	50,817
15-Year Fixed	780,243
30-Year Fixed	2,082,288
30-Year Fixed Interest-only	48,889
Other Products	143,609
Outstanding principal	$ 11,657,415
Fair value of retained mortgage securities	$ 399,099

MORTGAGE LOANS HELD-FOR-SALE AND HELD-IN-PORTFOLIO

As of March 31, 2006

Table 1 — Mortgage Loans by FICO Score

(dollars in thousands)

FICO Score	Current Principal	Weighted Average Coupon	Original Weighted Average Loan-to-Value
Held-for-sale:
FICO score not available	$ 230	10.4%	79.3%
540 and below	60,428	9.7%	75.9%
540 to 579	126,266	9.3%	79.6%
580 to 619	178,592	8.9%	81.9%
620 to 659	192,001	8.3%	81.9%
660 and above	279,332	7.9%	81.9%
	$ 836,849	8.6%	81.1%

Held-in-portfolio:
FICO score not available	$ 1,000	10.0%	77.5%
540 and below	117,742	9.7%	74.6%
540 to 579	230,150	9.3%	78.0%
580 to 619	324,690	8.9%	80.9%
620 to 659	425,459	7.9%	79.6%
660 and above	1,386,548	7.4%	77.0%
	$ 2,485,589	8.0%	77.9%

Table 2 — Mortgage Loans by Geographic Concentration

Percent of Current Principal

Collateral Location	Held-for-sale
Florida	23%
California	17%
Maryland	6%
Virginia	5%
All other states	49%
Total	100%

Collateral Location	Held-in-portfolio
California	45%
Florida	15%
All other states	40%
Total	100%